2006 GENESIS LEASE LIMITED

SHARE INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to promote the Company and its Affiliates’ interests and the interests of our shareholders by (i) attracting and retaining exceptional officers, directors and other key employees; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; and (iii) enabling such individuals to participate in the Company and its Affiliates’ long-term growth and financial success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The United States Securities Exchange Act of 1934, as amended, or any successor thereto.
(b)	ADS: An American Depository Share that represents the right to receive one common share of the Company and is evidenced by an American Depository Receipt.
(c)

Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(d)	Award: An Option, Share Appreciation Right or Other Share-Based Award granted pursuant to the Plan.
(e)	Award Agreement: The agreement between the Company and a Participant which contains the terms, conditions and restrictions pertaining to the Participant’s Award.
(f)	Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).
(g)	Board: The Board of Directors of the Company.
(h)	Change in Control: The occurrence of any of the following events:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(4)(2) of the Act) other than the Permitted Holders;

(ii) any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have

“beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting shares of the Company (or any entity which controls the Company), including by way of merger, amalgamation, consolidation, tender or exchange offer or otherwise;

(iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(i)	Committee: The Compensation Committee of the Board.
(j)	Company: Genesis Lease Limited, a Bermuda company.
(k)	Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.
(l)

Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Subsidiaries or Affiliates, and (ii) a Participant’s services as an non-employee director, if the Participant is a non-employee member of the Board.

(m)

Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the value of a Share at the closing of trading on such date on the principal exchange on which the Shares are then trading, if any, or if Shares were not traded on such date, then on the closest preceding date on which a trade occurred, or, if the Shares are not listed or admitted on any national securities exchange, the value of a Share at the closing of trading on such date as reported by the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted)(the “NASDAQ”) or, if no sale of Shares shall have been reported on any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith; provided, however, that for purposes of any Awards to be granted on the Effective Date, the Fair Market Value of a Share on the Effective Date shall mean the initial public offering price of each Share in the Company’s initial public offering.

(n)	LSAR: A limited share appreciation right granted pursuant to Section 9(d) of the Plan.
(o)	Other Share-Based Awards: Awards granted pursuant to Section 10 of the Plan.
(p)	Option: An option granted pursuant to Section 8 of the Plan.
(q)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 8(b) of the Plan.
(r)	Participant: An employee or director who is selected by the Committee to participate in the Plan.
(s)

Permitted Holder: As of the date of determination, any and all of an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(t)	Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).
(u)	Plan: The 2006 Genesis Lease Limited Share Incentive Plan.
(v)	Share: A common share of the Company.
(w)	Share Appreciation Right: A share appreciation right granted pursuant to Section 9 of the Plan.
(x)	Subsidiary: Any Person of which a majority of the outstanding voting securities or other equity interests are owned, directly or indirectly, by the Company.
3.	Shares Subject to the Plan

The total number of Shares which may be issued under the Plan is [                 ], subject to adjustments under Section 11. The Shares shall, until issued, consist of unissued Shares. The issuance of Shares under the terms of this Plan or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without consideration therefor, the Shares allocable to such Award, including the unexercised portion of any Award, shall again be available for the purposes of the Plan. Any Shares delivered to the Company as part or full payment for the purchase price of an Award granted under this Plan or to satisfy the Company’s withholding obligation with respect to an Award granted under this Plan, shall again be available for Awards under the Plan.

4.	Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. Awards may, in the discretion of the

Committee, be made under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5.	Shares underlying Awards

Unless otherwise determined by the Committee, all Shares issued in respect of any Award granted hereunder shall be in the form of ADS’s.

6.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7.	General Terms
(a)	Eligibility. The Committee is authorized to grant Awards to directors and employees of the Company and its Affiliates. The selection of Participants is within the sole discretion of the Committee.
(b)

Types of Awards. Awards under the Plan may be granted in any one or a combination of: (a) Options, (b) Share Appreciation Rights (including Limited Share Appreciation Rights) and (c) Other Share-Based Awards. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards (including, without limitation, the effect of a Participant’s termination of Employment upon such Awards), as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail.

8.	Terms and Conditions of Options

Options granted under the Plan shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)

Number of Shares. Each Award Agreement with respect to the Options shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11 hereof.

(b)

Option Price. The Committee shall determine, in its sole discretion, the Option Price under any Option on the date of grant and set forth the Option Price in the Award Agreement; provided that the Option Price per Share shall not be less than the greater of the Fair Market Value of a Share on the date of grant or the par value of a Share on the date of grant.

(c)

Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(d)

Exercise of Options. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 8 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased; provided, in each case, that such method results in the Shares being issued as fully paid under Bermuda law.

(e)

Shareholder Rights. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

9.	Terms and Conditions of Share Appreciation Rights

(a)

Grants. The Committee also may grant Share Appreciation Rights. Each Share Appreciation Right shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the per Share exercise price of the Share Appreciation Right, times (ii) the number of Shares covered by the Share Appreciation Right. The Share Appreciation Rights shall be evidenced by an Award Agreement, which shall specify the terms and conditions of such awards, as determined by the Committee in its sole discretion, including the number of Shares covered by the Share Appreciation Right, the exercise price of the Share Appreciation Right (which shall not be less than the greater of the Fair Market Value or par value of a Share on the date the Share Appreciation Right is granted), the period over which the Share Appreciation Right may be exercised and such other terms and conditions not inconsistent with the Plan. The Share Appreciation Right shall be settled in Shares, cash or a combination thereof, as determined by the Committee, in its sole discretion.

(b)

Exercise. For purposes of Section 9 of the Plan, the exercise date of a Share Appreciation Right shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to the following sentence. Payment shall be made to the Company at the time of exercise in cash or by such other method approved by the Committee, provided any such method results in the Shares being issued as fully paid under Bermuda law, all as shall be determined by the Committee. Share Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Share Appreciation Right is being exercised. No fractional Shares will be issued in payment for Share Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Share Appreciation Rights as it may deem fit.
(d)

Limited Share Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Share Appreciation Right” is used in the Plan, such term shall include LSARs.

10.	Other Share-Based Awards

The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Share-Based Awards”). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Share-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Share Based Awards; whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

11.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)

Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, as applicable, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price of any Option or exercise price of any Share Appreciation Right and/or (iii) any other affected terms of such Awards.

(b)

Change in Control. In the event of a Change in Control after the Effective Date, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards; (iii) accelerated exercisability, vesting and/or lapse of restrictions under all then outstanding Awards immediately prior to the occurrence of such event; (iv) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, within fifteen days immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (in either case contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (v) cancellation of all or any portion of outstanding Awards by cash payment of the excess, if any, of the Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled over the purchase price, if any, with respect to such Awards or portion thereof being canceled.

12.	No Right to Employment or Awards
(a)

The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Employment of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(b)

The Participant acknowledges that he has no entitlement to any remedy whether of compensation or of any other type, in relation to awards, either vested or unvested, which are cancelled pursuant to the cancellation provisions of this Plan or any applicable Award Agreement, notwithstanding any finding by any court or tribunal or other forum that his employment was not terminated in accordance with local law.

13.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including (as applicable and without limitation), the personal representatives of the Participant in the event of his death, the estate of such Participant, executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

14.	Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. An award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

15.	Amendments or Termination

The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made (i) without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan and (ii) without the consent of the Participant, if such action would materially diminish any of the rights of any Participant under any Award theretofore granted to such Participant under the Plan; provided, however, the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of applicable laws.

16.	International Participants

With respect to Participants who reside or work outside of [Ireland], the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

17.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of Bermuda without regard to conflicts of laws.

18.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.